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                                                                  Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (File No. ___________) of our report dated January 24, 1997, on our audits of the financial statements and financial statement schedules of Radio Systems Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."



                                                       COOPERS & LYBRAND L.L.P.


     Knoxville, Tennessee
     November 19, 1997